UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 22, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A is filed to update the Current Report on Form 8-K filed by NYSE Euronext on July 1, 2011, to reflect the recent settlement agreement between BlueNext S.A. and the French tax authorities.

ITEM 8.01	OTHER EVENTS

On December 22, 2011, BlueNext S.A., a joint venture with Caisse des Dépôts, reached a settlement with the French tax authorities regarding its liability arising from a tax audit for the period January 2006 through May 2009. The settlement amount, including penalties, is €31.8 million. NYSE Euronext will record its 60% share of the joint venture’s settlement amount during the quarter ending December 31, 2011 as a non-recurring charge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Dated: December 29, 2011	By:	/s/ Janet L. McGinness
	Name:	Janet L. McGinness
	Title:	Senior Vice President & Corporate Secretary